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                                                                  Exhibit 23.8

                          CONSENT OF NOMINEE FOR DIRECTOR

      The undersigned understands that Bakers Footwear Group, Inc. (the "Company") intends to elect or appoint the undersigned as a member of the Company's board of directors.

      The undersigned hereby consents to be named as a director nominee in the Company's Registration Statement on Form S-1 and to serve as a director of the Company if elected or appointed.


                                                /s/ TIMOTHY F. FINLEY
                                                ------------------------------
                                                Timothy F. Finley

                                                May 31, 2002